US SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-A


For Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of
1934.


                  ZEVEX INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)

  Nevada                              87-0462807
(State of incorporation             (I.R.S.Employer
 or organization)                   Identification No.)

                    5175 Greenpine Drive,
                 Salt Lake City, Utah 84123
          (Address of principal executive offices)

 Issuer's telephone number, including area code: (801) 264-1001

Securities to be registered pursuant to Section 12(b) of the Act:
                 Common Stock $.04 Par Value
                      (Title of Class)

     Name of Each Exchange on Which Each Class is to be Registered:

                   American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the
Act: None



Item 1. Description of Registrant's Securities to be
Registered

     ZEVEX International, Inc., (the "Registrant") has authorized capital stock consisting of 5,000,000 shares of $.04 par value common stock. There are presently 1,995,716 shares of common stock issued and outstanding. The Registrant filed a registration statement on Form S-2 with the Securities and Exchange Commission on February 16, 1993 which was declared effective on April 29, 1993. The Registrant has been required to file reports with the Securities and Exchange Commission since the effective date of such Form S-2. The description of the common stock to be registered hereunder set forth under the caption "Description of Capital Stock," at page 28 of the Registrant's registration statement on Form S-2 is incorporated herein by reference.

     The Registrant is current in all of its filings under
Section 15(d) of the Securities Exchange Act of 1934, as amended.


Item 2. Exhibits

     Pursuant to the Form 8-A's "Instructions as to Exhibits," no Exhibits are attached hereto or incorporated herein. All required Exhibits will be filed with this Form as it is filed with the American Stock Exchange.
SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized.

ZEVEX INTERNATIONAL, Inc.




By /s/ Dean G. Constantine
Dean G. Constantine, President
Principal Executive Officer
Dated: May 6, 1997